Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the Annual Report on Form 40-F (the “Annual Report”) of Husky Energy Inc. (the “Company”) which includes the Company’s Annual Information Form dated March 8, 2013 for the year ended December 31, 2012, which document makes reference to our firm and our report dated January 21, 2013, evaluating the Company’s oil, natural gas and natural gas liquids interests effective December 31, 2012.

Calgary, Alberta, Canada March 8, 2013	MCDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ B. J. Wurster
B. J. Wurster, P. Eng.
Vice President